EXHIBIT 21.1

                   SUBSIDIARIES OF SILVERSTREAM SOFTWARE, INC.


      Subsidiary Name                             Jurisdiction of Organization

SilverStream Securities Corporation                           Massachusetts

SilverStream Netherlands, Inc.                                Delaware

SilverStream Software Limited                                 United Kingdom

SilverStream Software GmbH                                    Germany

SilverStream Software B.V.                                    The Netherlands

SilverStream Software BVBA/SPRL                               Belgium

SilverStream Software (Asia) Limited                          Hong Kong

SilverStream Software (Asia) Pte. Ltd.                        Singapore

SilverStream Software s.r.o.                                  Czech Republic

SilverSolutions spol. s.r.o.                                  Czech Republic

SilverStream Norge AS                                         Norway

SilverStream France S.A.                                      France

ObjectEra, Inc.                                               California

eObject, Inc.                                                 Delaware

SilverStream Canada, Inc.                                     Canada

SilverStream Software Pty Limited                             Australia

SilverStream Software Danmark A/S                             Denmark

SilverStream Software Sweden AB                               Sweden

Excelnet Systems Limited                                      United Kingdom

SilverStream Software Switzerland GmbH                        Switzerland

SilverStream Software (Beijing) Ltd.                          Peoples Republic
                                                               of China